ALASKA AIR GROUP, INC.
2016 PERFORMANCE INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT
THIS INCENTIVE STOCK OPTION AGREEMENT (this “Option Agreement”) dated [AWARD DATE], by and between ALASKA AIR GROUP, INC., a Delaware corporation (the “Corporation”), and [PARTICIPANT NAME] (the “Grantee”) evidences the incentive stock option (the “Option”) granted by the Corporation to the Grantee as to the number of shares of the Corporation’s Common Stock first set forth below.

Number of Shares of Common Stock[1]:		Award Date:
Exercise Price per Share[1]:	$	Expiration Date[1,2]:

Vesting2 The Option shall become vested as to 25% of the total number of shares of Common Stock subject to the Option on each of the first, second, third and fourth anniversaries of the Award Date.
The Option is granted under the Alaska Air Group, Inc. 2016 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Incentive Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

ALASKA AIR GROUP, INC.
A Delaware corporation

Benito Minicucci
Chief Executive Officer

1 Subject to adjustment under Section 7.1 of the Plan
2 Subject to early termination under Section 4 of the Terms and Section 7.2 of the Plan

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TERMS AND CONDITIONS OF INCENTIVE STOCK OPTION
1.Vesting; Limits on Exercise; Incentive Stock Option Status.
The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.
•Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.
•No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.
•Minimum Exercise. No fewer than 100 shares of Common Stock (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.
•ISO Status. The Option is intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”).
•ISO Value Limit. If the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Grantee in any calendar year exceeds $100,000, as measured on the applicable Award Dates, the limitations of Section 5.1.2 of the Plan shall apply and to such extent the Option will be rendered a nonqualified stock option.
2.Continuance of Employment/Service Required; No Employment/Service Commitment.
    Except as expressly provided in Section 4.2 below, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.
    Nothing contained in this Option Agreement or the Plan constitutes an employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee without his consent thereto.
3.Method of Exercise of Option.
The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:
•a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time,
•payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation;
•any written statements or agreements required pursuant to Section 8.1 of the Plan; and
•satisfaction of the tax withholding provisions of Section 8.5 of the Plan.
The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):
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•notice and third party payment in such manner as may be authorized by the Administrator;
•in shares of Common Stock already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;
•a reduction in the number of shares of Common Stock otherwise deliverable to the Grantee (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the Option; or
•a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.
The Option will qualify as an ISO only if it meets all of the applicable requirements of the Code. The Option may be rendered a nonqualified stock option if the Administrator permits the use of one or more of the non-cash payment alternatives referenced above.
4.Early Termination of Option.
4.1Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.
4.2Termination of Option upon a Termination of Grantee’s Employment or Services; Possible Acceleration on Certain Terminations. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or one of its Subsidiaries, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”). Certain capitalized terms used in this Section 4.2 have the meanings ascribed to them in Exhibit A attached hereto.
•Other than as expressly provided below in this Section 4.2, the Option (whether vested or not) shall terminate on the Severance Date.
•If the termination of the Grantee’s employment or services is the result of the Grantee’s Retirement, (a) the Option, to the extent not vested on the Severance Date and scheduled to vest at any time within the three (3)-year period following the Severance Date, shall become fully vested as of the Severance Date, (b) the Grantee will have until the date that is three (3) years after the Grantee’s Severance Date to exercise the Option, provided, however, that any portion of the Option that becomes vested pursuant to the foregoing clause (a) shall become exercisable only at such times as such portion would have otherwise vested pursuant to the original vesting schedule as provided herein had the Grantee’s employment or service not terminated, (c) the Option, to the extent not vested on the Severance Date (after giving effect to the foregoing clause (a)), shall terminate on the Severance Date, and (d) the Option, to the extent exercisable at any time during the three (3)-year period following the Severance Date and not exercised on or prior to the last day of such period, shall terminate at the close of business on the last day of the three (3)-year period.
•If the termination of the Grantee’s employment or services is the result of the Grantee’s death or Disability, (a) the Option, to the extent not vested on the Severance Date, shall become fully vested as of the Severance Date, (b) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is three (3) years after the Grantee’s Severance Date to exercise the Option, and (c) the Option, to the extent exercisable for the three (3)-year period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the three (3)-year period.
Notwithstanding any other provision herein or in the Plan, the Option, to the extent outstanding and not then vested, shall become fully vested if (i) the Grantee’s employment with the Corporation and its Subsidiaries is terminated by the Corporation or a Subsidiary without Cause or by the Grantee for Good Reason, and (ii) such termination occurs at any time within the period commencing six (6) months before a Change of Control and ending twenty-four (24) months after such Change of Control. In the event that, upon the occurrence of a Change of Control, the Grantee is entitled to accelerated vesting of the Option pursuant to this paragraph in connection with a termination of the Grantee’s employment prior to such Change of Control, the Option, to the extent it had not vested and was cancelled or otherwise terminated upon or prior to the date of such Change of Control solely as a result of such termination of employment, shall be reinstated and shall automatically become fully vested, and the Grantee shall be given a reasonable opportunity to exercise such accelerated portion of the Option before it terminates.
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In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.1. If the Grantee is rendering services other than as an employee or a director, the Administrator shall be the sole judge of whether the Grantee continues to render services for purposes of this Option Agreement.
Notwithstanding any post-termination exercise period provided for herein or in the Plan, the Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs under, and meets all of the other requirements of, the Code. If the Option is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a nonqualified stock option.
5.Non-Transferability.
The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.
6.Notices.
Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by or providing services to the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 6.
7.Plan.
The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
8.Entire Agreement.
This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
9.Governing Law.
This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
10.Effect of this Agreement.
Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.
11.Counterparts.
This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
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12.Section Headings.
The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
13.Clawback Policy.
The Option is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, requirements of applicable law, including but not limited to restrictions on executive compensation levels under the Coronavirus Aid, Relief and Economic Security (CARES) Act, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any shares of Common Stock or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).
14.No Advice Regarding Grant.
The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 3 above and Section 8.5 of the Plan, the Grantee is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.

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EXHIBIT A
DEFINITIONS
For purposes of the Option, the following terms shall have the meanings set forth is this Exhibit A.
“Cause” means the occurrence of any of the following:
(i)the Grantee is convicted of, or has pled guilty or nolo contendere to, a felony (other than traffic related offenses or as a result of vicarious liability); or
(ii)the Grantee has engaged in acts of fraud, material dishonesty or other acts of willful misconduct in the course of his duties to the Corporation or any of its Subsidiaries; or
(iii)the Grantee willfully and repeatedly fails to perform or uphold his duties to the Corporation or any of its Subsidiaries; or
(iv)the Grantee willfully fails to comply with reasonable directives of the Board which are communicated to him or her in writing;
provided, however, that no act or omission by the Grantee shall be deemed to be “willful” if the Grantee reasonably believed in good faith that such acts or omissions were in the best interests of the Corporation.
“Change of Control” means the occurrence of any of the following:(i)    the consummation of:
(A)    any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or
(B)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation.
(ii)    at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors. “Incumbent Directors” means (A) individuals who constitute the Board at the beginning of such period; and (B) individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (A); and (C) individuals who were nominated or elected by individuals described in (B).
(iii)    any Person (meaning any individual, entity or group within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board (“Voting Securities” to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of the Corporation) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.
(iv)    approval by the stockholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation.
Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between the Corporation and any affiliate thereof, provided
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such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.
Notwithstanding the foregoing, in no event shall a transaction or other event that occurred prior to the date of grant of the Option constitute a Change of Control, and no Change of Control after the first Change of Control to occur after the grant date shall be considered for purposes of the Option.
“Good Reason” means, without the Grantee’s express written consent, the occurrence of any one or more of the following:
(i)a material reduction in the Grantee’s annual base salary;
(ii)a material diminution or reduction of the Grantee’s authority, duties, or responsibilities;
(iii)a material change in the geographic location at which the Grantee must perform services; or
(iv)any material breach by the Corporation of any other provision of this Agreement;
provided, however, that any such condition shall not constitute “Good Reason” unless both (x) the Grantee provides written notice to the Corporation of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition, and (y) the Corporation fails to remedy such condition within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Grantee’s employment with the Corporation shall not be treated as a termination for “Good Reason” unless such termination occurs not more than two (2) years following the initial existence of the condition claimed to constitute “Good Reason.”
“Retirement” means that, as of the Grantee’s Severance Date, the Grantee either (i) has attained age 55 with at least five (5) full years of service with the Corporation and its Subsidiaries, or (ii) has attained age 60, or (iii) is a participant in and is entitled to commence a benefit under a defined benefit plan sponsored by the Corporation or any of its Subsidiaries and has at least 10 years of service with the Corporation and its Subsidiaries.
“Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

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